                                                              Exhibit (d)(1)(ii)

                         AMENDED AND RESTATED SCHEDULE 1

                               WITH RESPECT TO THE

                         INVESTMENT MANAGEMENT AGREEMENT

                                     BETWEEN

                               ING MAYFLOWER TRUST

                                       AND

                              ING INVESTMENTS, LLC

                FUND                          ANNUAL INVESTMENT MANAGEMENT FEE
                ----                          --------------------------------
                                        (as a percentage of average daily net assets)
ING International Value Fund                                1.00%